Exhibit j under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K


INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Automated Government Money Trust

We consent to the sue in Post-Effective Amendment No. 35 to Registration Statement 811-5950 of Automated Government Money Trust of our report dated September 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
September 24, 1999